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               Consent of Independent Certified Public Accountants


First Investors Multi-State Insured Tax Free Fund
95 Wall Street
New York, New York  10005

     We consent to the use in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A (File No. 33-4077) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors Multi-State Insured Tax Free Fund, which are included in said Registration Statement.




                                             /s/Tait Weller & Baker


                                             TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998